FORM 8-K/A


                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934.


                 Date of Event: December 6, 2004
                (Date of earliest event reported)


           Diversified Financial Resources Corporation
     (Exact name of registrant as specified in its charter)

                            Delaware
 (State or other jurisdiction of incorporation or organization)


           0-27087                        58-2027283
   (Commission File Number)      (IRS Employer Identification
                                            Number)

         1771 Wolviston Way, San Diego, California 92154
            (Address of principal executive offices)

                         (619) 575-7041
      (Registrant's telephone number, including area code)






ITEM 8.01 Other Events

On December 8, 2004 Diversified Financial Resources Corporation (the "Company") had 457,910,014 shares of its common stock issued and outstanding. The Company currently has 1,271,869,981 issued and outstanding. All of these shares have been issued as payment for providing services to the Company and not with a purpose contrary to any use of the S-8 Registration Statement.

ITEM 7. Financial Statements and Exhibits
The following exhibits are included as part of this report:

Exhibi  Page   Description
t No.    No.

               NONE


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of December, 2004.

Diversified Financial Resources Corporation

/s/ John Chapman
John Chapman, President